UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2013

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 9, 2013, Crumbs Bake Shop, Inc. (the “Company”) entered into a First Amendment to Securities Purchase Agreement with Michael Serruya (the “Amendment”) for the purpose of amending the parties’ previously-announced Securities Purchase Agreement, dated as of April 29, 2013 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company agreed to sell $10.0 million in aggregate principal amount of its senior convertible notes (the “Notes”) to Mr. Serruya or his assignees (“Buyer Assignees”). Section 4(t) of the Purchase Agreement provided that for so long as Mr. Serruya held a Note (the “Representation Period”), the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Nominating Committee”) would be obligated to nominate Mr. Serruya or his designee (the “Designated Nominee”) for election to the Board at each meeting of the Company’s stockholders at which directors are to be elected and the Board would be obligated to recommend to stockholders that the Designated Nominee be so elected (the “Nomination Obligations”), subject to certain conditions. The parties entered into the Amendment after consultation with the NASDAQ Stock Market (“NASDAQ”) to ensure that the Purchase Agreement complies with the NASDAQ Listing Rules. Pursuant to the Amendment, the Representation Period has been revised to include the period that (i) Mr. Serruya, any of his family members or any of his or their respective affiliates (collectively, the “Serruya Group”) (A) is a holder of a Note and (B) beneficially owns in excess of 1.0% of the common stock of the Company, and (ii) the Serruya Group and any the Buyer Assignees, in the aggregate, beneficially own in excess of 5.0% of the common stock of the Company. A copy of the Amendment is filed as Exhibit 10.1 to this report.

On May 10, 2013, the Company closed (the “First Closing”) on the sale of $7.0 million in aggregate principal amount of its Notes. The Notes, which will mature on May 10, 2018, were issued to: Front Street Tactical Equity Class ($630,000 in Notes); Front Street Canadian Hedge Fund ($925,000 in Notes); Front Street Global Opportunities Class ($245,000); Front Street Growth and Income Class ($200,000); IA Clarington Global Income Fund ($1,835,000 in Notes); Redwood Income Strategies Class ($160,000 in Notes); Aston Hill Growth and Income Fund ($650,000 in Notes); Aston Hill Capital Growth Fund ($325,000 in Notes); Aston Hill Opportunities Fund ($30,000 in Notes); Kitchener Investment Corp. ($1,500,000 in Notes); and York Plains Investment Corp. ($500,000 in Notes). Mr. Serruya assigned his purchase rights under the Purchase Agreement to these Canadian funds and corporations pursuant to an Accession Agreement, dated May 10, 2013, by and among the Company, Mr. Serruya and the investors, a copy of which is filed as Exhibit 10.2 to this Agreement. A copy of the Company’s press release announcing the First Closing is filed herewith as Exhibit 99.1.

After paying a $200,000 corporate finance fee and reimbursing the investors for $87,500 in legal fees and expenses, the Company received $6,712,500 in proceeds. From this amount, the Company is obligated to pay a fee to its placement agent in connection with the transactions contemplated by the Purchase Agreement in an amount equal to 7.0% of the gross proceeds raised by the Company, less the corporate finance fee referenced above.

The Notes sold in the First Closing entitle their holders, subject to certain ownership limitations contained therein, to convert the Notes into an aggregate of 4,516,129 shares of the Company’s common stock, based on a conversion price of $1.55. In addition, subject to certain conditions, the Company may elect to pay interest, which will be payable quarterly in arrears and accrue at the rate of 6.5% per annum, in cash or by issuing a number of shares of common stock determined by dividing the interest to be paid by $1.55 (“Interest Shares”). Approximately 293,548 shares of common stock could, upon the Company’s election, be issued as Interest Shares each year that the Notes remain outstanding. These and the other material terms of the Notes were discussed in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2013 (the “April 30 Form 8-K”), which discussion is incorporated herein by reference, and the form of Note was attached as Exhibit A to the Purchase Agreement, which was filed as Exhibit 10.1 to the April 30 Form 8-K.

At the First Closing, the Company’s subsidiaries issued a Guaranty pursuant to which they agreed to unconditionally jointly and severally guaranty the Company’s payment obligations under the Notes. The Guaranty was attached Exhibit C to the Purchase Agreement. In addition, the Company entered into a Registration Rights Agreement with each of the investors at the First Closing pursuant to which the Company agreed to file a registration statement with SEC covering the resale of the shares of common stock that may be issued under the Notes by the holders of the Notes. The material terms of the Registration Rights Agreement were discussed in Item 1.01 of the April 30 Form 8-K, which is incorporated herein by reference, and the Registration Rights Agreement was attached as Exhibit B to the Purchase Agreement.

The Purchase Agreement contemplates that, subject to various closing conditions contained in the Purchase Agreement, Mr. Serruya and/or his Buyer Assignees will purchase an additional $3.0 million in aggregate principal amount of Notes in a second closing to occur on or before June 9, 2013 (the “Second Closing”).

The Notes issued in the First Closing were sold, and any Notes issued in the Second Closing will be sold, to accredited investors in a private placement in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Neither the offer and sale of the Notes nor the offer and sale of the shares of the Company’s common stock that may be issued under the Notes have been, nor will they be, registered under the Securities Act. Neither the Notes nor the underlying shares of common stock may be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from such registration. This report does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Notes or the underlying shares of common stock in any jurisdiction in which an offer, solicitation or sale thereof would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

This Item 1.01 contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers of this report should be aware of the speculative nature of forward-looking statements. Statements that are not historical in nature, including those that include the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words, and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Such statements include, among others, those concerning the Company’s strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company and reflect the Company’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that the conditions to the Second Closing will not be satisfied or waived by the parties; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management’s plans and assumptions will not be realized; the risks associated with the Company’s obligations to comply with applicable laws, government regulations and rules and standards of NASDAQ; and general economic conditions. These and other risks are discussed in detail in the periodic reports that the Company files with the SEC, and investors are urged to review those periodic reports and the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The Company assumes no obligation to update its forward-looking statements except as required by law.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information called for by this Item is contained in Item 1.01 of this report and in Item 1.01 of the April 30 Form 8-K, both of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: May 13, 2013	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Senior Convertible Note issued by Crumbs Bake Shop, Inc. (incorporated by reference to Exhibit A of Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 30, 2013)

4.2	Guaranty, dated May 10, 2013, issued by Crumbs Holdings LLC and its subsidiaries (incorporated by reference to Exhibit C of Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 30, 2013)

10.1	First Amendment to Securities Purchase Agreement, dated May 9, 2013, by and between Crumbs Bake Shop, Inc. and Michael Serruya (filed herewith)

10.2	Accession Agreement, dated as of May 10, 2013, by and among Crumbs Bake Shop, Michael Serruya and the Buyer Assignees named therein (filed herewith)

10.3	Registration Rights Agreement, dated May 10, 2013 (incorporated by reference to Exhibit B of Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 30, 2013)

99.1	Press release May 13, 2013 (filed herewith)

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